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                                                                  EXHIBIT 10.52



                    CONSOLIDATED AND RESTATED PROMISSORY NOTE


$3,354,166.69                                                     March 27, 1997
                                                                Albany, New York

        This CONSOLIDATED AND RESTATED PROMISSORY NOTE is made and executed this 27th day of March, 1997 by DECORA, INCORPORATED, a Delaware corporation authorized to do business in the State of New York as DECORA MANUFACTURING and having an office at 1 Mill Street, Fort Edward, New York 12828 (the "Borrower") to and in favor of FLEET BANK, a bank organized under the laws of the State of New York and having a principal place of business at 69 State Street, Albany, New York 12201 (the "Bank").

        WHEREAS, the Bank is the holder of a $3,000,000.00 Demand Note (the "Demand Note") executed by the Borrower in favor of the Bank on even date herewith; and

        WHEREAS, the Bank is also the holder of a $1,000,000.00 Promissory Note executed by the Borrower in favor of the Bank on July 19, 1994 (the "Prior Note"); and

        WHEREAS, the Borrower agrees and confirms that the aggregate principal amount outstanding pursuant to the terms of the Prior Note is $354,166.69, all interest having been paid to date, and that there are no offsets, claims, setoffs, defenses or counterclaims against payment of said amounts; and

        WHEREAS, the Borrower and the Bank desire to consolidate the outstanding balances of the Demand Note and the Prior Note to form a single note evidencing a principal indebtedness in the amount of $3,354,166.69, and, as consolidated, to modify and restate in full the terms of the Demand Note and the Prior Note as hereinafter set forth; and

        NOW, THEREFORE, the Borrower and the Bank agree that the Demand Note and the Prior Note are hereby merged into this "Note" (as defined below) and are hereby modified, consolidated and restated in full to form one single note and one single indebtedness in the principal amount of $3,354,166.69, with interest payable as hereinafter set forth. Said consolidated, modified and restated note is hereinafter called the "Note" and provides as follows:


        FOR VALUE RECEIVED, the undersigned, Decora, Incorporated, a Delaware corporation duly authorized to do business in the State of New York as Decora Manufacturing, with its principal place of business at 1 Mill Street, Fort Edward, New York 12828 (herein called the "Borrower"), hereby promises to pay to the order of Fleet Bank (herein called the "Payee" or the "Bank"), at such



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Payee's main office at 69 State Street, Albany, New York 12207, or such other location as the Payee shall designate in writing from time to time, the principal sum of Three Million Three Hundred Fifty Four Thousand One Hundred Sixty Six and 69/100 Dollars ($3,354,166.69), lawful money of the United States of America, plus interest on the unpaid principal balance computed from the date hereof, at the per annum rates set forth below, based on a year of 360 days but chargeable on actual days.

        As used herein, the following terms shall have the following meanings:

Banking Day - any day on which the Bank is open for business.

Cost of Funds Fixed Rate - A per annum fixed interest rate equal to the Fleet Bank Cost of Funds Rate, plus two and one-quarter of one percent (2.25%).

Default Rate - The Fleet Bank Prime Rate, plus two (2.00%) percent.

Election Notice - The Interest Rate Election Notice to be delivered by the Borrower to the Bank from time to time in the form of Exhibit A attached hereto, in which the Borrower shall indicate an Interest Rate Election and an Interest Rate Election Period. Any Election Notice specifying a LIBOR Fixed Rate Election must be submitted to the Bank at least three (3) days prior to the effective date of said LIBOR Fixed Rate Interest Rate Election.

Event of Default - Any of those events defined as an Event of Default under this Note, the Loan Agreement, any of the Instruments of Collateral Security, or any other instruments or documents executed in connection with the Loan.

Fleet Bank Cost of Funds Rate - A rate per annum equal to the rate of interest the Bank is required to pay (or is offering to pay) for a Liability in an amount equal to the unpaid balance of the Loan having a maturity equal to two (2) years (the "Cost of Funds Interest Period"), as adjusted for reserve requirements and such other requirements as may be imposed by federal, state and/or local government and regulatory agencies, which shall include the fees assessed by the Bank's so-called "Treasury Division."

Fleet Bank Prime Rate - That rate announced from time to time by the Bank as a reference point for determining interest rates charged on certain loans and is not necessarily the lowest rate at which the Bank lends. Any change in this interest rate shall be effective on the date the change in such rate occurs, whether or not notice has been given to the Borrower.



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Floating Rate - the Fleet Bank Prime Rate, plus one and one quarter of one percent (1.25%).

Instruments of Collateral Security - Those loan documents already executed or to be executed by the Borrower and the Borrower's Corporate Guarantor - Decora Industries, Inc. identified in paragraph 1 (d) of the Loan Agreement.

Interest Rate Election - An election on the part of the Borrower to choose the Cost of Funds Fixed Rate, the LIBOR Fixed Rate or the Floating Rate to be charged on the Loan. If prior to May 31, 1999, the Borrower should select the Floating Rate or the LIBOR Fixed Rate to be charged on the Loan, the Borrower will be required to purchase an interest rate cap, in the case of a Floating Rate Inerest Rate Election and/or an interest rate swap, in the case of a LIBOR Fixed Rate Interest Rate Election.

Interest Rate Election Period - The time period selected by the Borrower during which interest is to accrue on the Loan at Cost of Funds Fixed Rate or the LIBOR Fixed Rate as elected by the Borrower. Any Interest Rate Election Period must terminate on August 31, November 30, February 28 or February 29 as the case may be, or May 31. An Interest Rate Election Period during which interest is to accrue at the Cost of Funds Fixed Rate shall be for a term of two (2) years. An Interest Period during which interest is to accrue at the LIBOR Fixed Rate shall be for a term of thirty (30) days. In no event shall any Interest Rate Election Period extend beyond the Maturity Date of this Loan.

Liability - Any liability which the Bank could incur for an obligation (or obligations) in an amount equal to the unpaid principal amount of the Loan and upon which the Fleet Bank Cost of Funds Rate can be based. It is understood that the choice of which liabilities to use in determining the Fleet Bank Cost of Funds Rate shall be made by the Bank in its sole discretion and that the Bank is not obligated to incur any particular liability on which the Fleet Bank Cost of Funds Rate is based, but may do so in its sole discretion.

LIBOR Rate - A rate per annum as determined on the basis of the offered rates for deposits in U.S. dollars for a period of time closest to thirty (30) days (the "LIBOR Interest Period") which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is three Banking Days preceding the first day of any Interest Rate Election Period during which interest is to accrue at the LIBOR Fixed Rate. If such rate does not appear on the Telerate page 3750, the rate for that date will be determined on the basis of the offered rates for deposits in U. S. dollars closest to the maturity of the LIBOR Interest Period which are offered by four major banks in the London Interbank Market at approximately 11:00 a.m. London time on the day that is three



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Banking Days prior to the first day of the LIBOR Interest Period in question.
The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time closest to the maturity of the LIBOR Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is three Banking Days preceding the first day of the LIBOR Interest Period in question. In the event the Bank is unable to obtain any such quotation as provided above, it will be deemed that a LIBOR Rate cannot be determined. In the event the Board of Governors of the Federal Reserve System shall impose a reserve percentage with respect to Eurodollar deposits of the Bank, then for any period during which such reserve percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount up to one (1) minus such reserve percentage.

LIBOR Fixed Rate - A per annum rate fixed at the LIBOR Rate, plus 200 basis points.

Loan - The loan of $3,354,166.69 by the Bank to the Borrower.

Loan Agreement - that certain Loan and Security Agreement by, between and among the Borrower and the Bank dated July 19, 1994, as modified by that certain Loan and Security Agreement Modification Agreement No. 1 dated of even date herewith.

Maturity Date - April 1, 2002.


        Immediately upon execution of this Note, the Borrower shall deliver to the Bank an Election Notice indicating an Interest Rate Election and an Interest Rate Election Period for the Loan. The Interest Rate Election shall remain in effect until expiration of the Interest Rate Election Period chosen by the Borrower for the Loan. Prior to the end of a selected Interest Rate Election Period, the Borrower shall deliver to the Bank a new Election Notice designating the new Interest Rate Election Period and the Interest Rate Election to apply to the Loan during such Interest Rate Election Period. In the event the Borrower fails to deliver an Election Notice to the Bank prior to the expiration of any Interest Rate Election Period, interest shall accrue on the Loan at the Floating Rate until the Borrower again makes an Interest Rate Election. Once chosen, the Interest Rate Election shall remain in effect until the expiration of the Interest Rate Election Period.



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        The Borrower agrees to pay principal and interest as follows:

        Interest shall be payable monthly in arrears commencing March 31, 1997 and continuing on the last day of each month thereafter during the term of the Loan. In addition, quarterly principal payments shall be made commencing May 31, 1997, and continuing on each August 31st, November 30th, February 28th or February 29th as the case may be, and May 31st thereafter in the amount of $120,000.00 each. The entire unpaid balance of principal, plus accrued interest, shall be due and payable in any event on the Maturity Date.

        In the absence of an Event of Default, all payments made hereunder shall be applied first to accrued interest, next to the payments of any fees and expenses of the Bank, then to principal and finally to any unpaid "late charges" as hereinafter defined. If an Event of Default occurs hereunder, the Bank my apply any payments received to any sums due hereunder in such manner as it deems appropriate.

        In the event the Borrower prepays the Loan prior to the end of any applicable LIBOR Interest Period or Cost of Funds Interest Period, as the case may be, the Borrower may be assessed a prepayment premium computed as follows:

        During any period in which the Cost of Funds Fixed Rate or the LIBOR Fixed Rate is being charged, the principal balance of the Loan outstanding may be repaid in full or in part at any time subject to current market conditions as the Bank may determine, and to the extent such prepayment is possible, the Borrower shall pay to the Bank a prepayment penalty in an amount computed as follows:

        The current published rate as of the date of prepayment for United States Treasury Notes or Bills (Bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the LIBOR Interest Period or Cost of Funds Interest Period, as the case may be, shall be subtracted from the LIBOR Rate or the Fleet Bank Cost of Funds Rate, as the case may be, in effect at the time of prepayment. If the result is zero or a negative number, there shall be no prepayment penalty. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount will be divided by 360 and multiplied by the number of days remaining in the LIBOR Interest Period or the Cost of Funds Interest Period, as the case may be. Said amount shall be reduced to present value calculated by



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        using the number of days remaining in the designated Interest Period and using the above referenced United States Treasury Note or Bill rate and the number of days remaining in said designated Interest Period as of the date of the prepayment. The resulting amount shall be the prepayment premium due to the Bank upon the prepayment of the Loan. If by reason of an Event of Default (as hereinafter defined) hereunder, the Bank elects to declare this Note to be immediately due and payable, then any prepayment premium with respect to this Note shall become due and payable in the same manner as if the Borrower had voluntarily exercised such right of prepayment.

        The Borrower acknowledges that this Note is subject to the provisions of the Loan Agreement and the Instruments of Collateral Security.

        In the event that any payment shall become overdue for a period in excess of ten (10) days, a "Late Charge" of five cents ($0.05) for each dollar ($1.00) so overdue will be charged by the Bank for the purpose of defraying the expense incident to handling such delinquent payment.

        Upon the occurrence of one or more Events of Default as provided below, the entire disbursed and unpaid principal, and the interest on this Note shall, upon written demand of the Bank, become immediately due and payable without presentment or protest or other notice or demand, all of which are expressly waived by the Borrower. Any one or more of the following shall constitute an Event of Default:

        (a) Upon the failure of the Borrower to pay any part of the interest or principal on this Note when due and payable and continuance of such failure for ten (10) days;

        (b) Any event of default pursuant to the terms and conditions of the Loan Agreement or any of the Instruments of Collateral Security;

        (c) Any default pursuant to the terms and conditions of any other loan or credit accommodation by the Bank to the Borrower or by the Bank to Decora Industries, Inc. after notice and the expiration of any grace period, if applicable.

        If an Event of Default has occurred and is continuing, interest shall accrue at the Default Rate until the earlier of (i) the Event of Default is cured, or (ii) this Note is paid in full.



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        The powers and remedies given hereby and by the Loan Agreement and the
Instruments of Collateral Security shall not be exclusive of any other powers and remedies available to the Bank. No course of dealings between the Borrower and the Bank and no delay on the part of the Bank in exercising any rights with respect to any default shall operate as a waiver of any rights of the Bank. Failure on the part of the Bank to exercise any rights with respect to any default shall not operate as a waiver of any rights with respect to any other default. The Borrower agrees to pay all costs and expenses incurred by the Bank in enforcing this Note, including, without limitation, reasonable attorneys' fees and legal expenses.

        Interest after maturity (whether by acceleration or otherwise) shall be payable at the Default Rate until this Note is paid in full. If any provisions of this Note or the application of it to any person or circumstance, shall be invalid or unenforceable, the remainder of this Note or the application of those provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected and every other provision of this Note shall be valid and fully enforceable.

        This Note may not be waived, changed, modified or discharged orally, but only by agreement in writing signed by the party against whom any enforcement of any waiver, change, modification or discharge is sought.

        This Note and all rights of the Bank hereunder, may be assigned by the Bank, but this Note may not be assigned by the Borrower.

        The purchaser, assignee, transferee, or pledgee of this Note shall be entitled to all rights of the Bank hereunder as if said purchaser, assignee, transferee, or pledgee were originally named in this Note.

        The Borrower hereby irrevocably submits to the jurisdiction of any New York or Federal court sitting in Albany County, New York in any action or proceeding arising out of or relating to this Note and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Nothing in this paragraph shall affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.



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        THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE
RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED HEREON, OR ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, THE LOAN AGREEMENT OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH.

        IN WITNESS WHEREOF, the Borrower has duly executed this Consolidate and Restated Promissory Note the day and year first above written.

                                    DECORA, INCORPORATED d/b/a DECORA
                                    MANUFACTURING

                                    By:  _________________________
                                         Timothy N. Burditt
                                          Vice President Finance



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